SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by part other than Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Definitive Proxy Statement
[  ]     Definitive additional materials
[  ]     Soliciting Materials pursuant to Rule 14a-11(c) or Rule 14a-12

                              Kennedy-Wilson, Inc.
                (Name of Registrant as Specified in Its charter)

                   Board of Directors of Kennedy-Wilson, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box)

[X]      No fee required

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of shares to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined).

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:

                              KENNEDY-WILSON, INC.
                               9601 WILSHIRE BLVD.
                                    SUITE 220
                          BEVERLY HILLS, CA 90210-5205

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDER
                          To be Held on March 25, 1999

                             -----------------------

          We will hold a Special Meeting of our stockholders in our Beverly Hills Board Room, located at 9601 Wilshire Blvd., Suite 220, Beverly Hills, CA 90210 on March 25, 1999 at 9:00 a.m., Pacific Daylight Time for the following purposes:

          1. To consider and act upon an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 50,000,000 and to increase the number of authorized share of preferred stock from 2,000,000 to 5,000,000.

          2. To consider and act upon amendments to our 1992 Incentive and Nonstatutory Stock Option Plan to increase the number of shares of common stock available under that plan from 1,080,000 to 1,700,000.

          The Board of Directors has fixed the close of business on Friday, February 19, 1999 as the record date for determining stockholders of Kennedy-Wilson entitled to notice of the meeting, as well as voting rights at the meeting.

          AS A STOCKHOLDER, WE CORDIALLY INVITE YOU TO ATTEND THE MEETING TO INSURE YOUR REPRESENTATION AT THE MEETING. PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, SHOULD YOU SO DESIRE.



                                             By Order of the Board of Directors



                                             FREEMAN A. LYLE
                                             Executive Vice President
                                             Chief Financial Officer
                                             and Secretary
Beverly Hills, California
_________________, 1999

                              KENNEDY-WILSON, INC.
                               9601 WILSHIRE BLVD.
                                    SUITE 220
                          BEVERLY HILLS, CA 90210-5205



                          ----------------------------


                                 PROXY STATEMENT

                         Special Meeting of Stockholders

                                 March 25, 1999

                          ----------------------------




                             SOLICITATION OF PROXIES

          The Board of Directors is soliciting proxies for use at the special meeting of the stockholders to be held in our Beverly Hills Board Room, located at 9601 Wilshire Blvd., Suite 220, Beverly Hills, CA 90210 on March 25, 1999 at 9:00 a.m. Pacific Time. The Proxy Statement and the accompanying form of Proxy were first mailed on or about ___________, 1999.

          The purposes of the special meeting are to consider and act upon a proposal to amend the Certificate of Incorporation of Kennedy-Wilson, Inc., a Delaware corporation (the "Company"), to increase our authorized capital stock and a proposal to amend the Company's 1992 Incentive and Nonstatuatory Stock Option Plan. The Board of Directors recommends that you vote and your fellow stockholders vote for the approval of these proposals.

          We will pay the cost of preparing, assembling and mailing the Notice of the Special Meeting of Stockholders, Proxy Statement, form of Proxy, and the solicitation of the proxies. Directors, officers and other regular employees of the Company may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone or by telegraph. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding solicited material to their principals.




                                     VOTING

          The close of business on February __, 1999 has been fixed as the cutoff date for the determination of the stockholders entitled to notice of the meeting and the right to vote at the meeting. On February 17, 1999 there were outstanding 6,628,323 shares of Kennedy-Wilson common stock. Holders of common stock (or their proxy) are entitled to one vote for each share owned for each matter to be voted upon. A majority of the outstanding shares, present in person or represented by proxy at the special meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have the discretionary authority and has not received voting instructions from the beneficial owners with respect to the particular item) will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business.

          Approval of Proposal 1, an amendment to the Company's Certificate of Incorporation to increase the number of shares of our authorized capital stock requires the affirmative vote of a majority of outstanding shares of common stock. Approval of Proposal 2, amendments to the Company's 1992 Incentive and Nonstatutory Stock Option Plan requires the affirmative vote of a majority of the outstanding common shares, present in person or represented by proxy will constitute a quorum at the special meeting. As to all matters that may come before the special meeting, abstentions will have the effect of a negative vote. Broker non-votes are not taken into account for determining whether a proposal has been approved by the requisite stockholder vote.

          Proxies will be voted in accordance with the instructions given by the stockholder. In the absence of such instructions, proxies will be voted to approve Proposals 1 and 2. As of the date this Proxy Statement was sent, the Board was not aware of any matters which would be presented for action at the meeting other than the proposed amendments, as identified in the Notice of Special Meeting accompanying this Proxy Statement. Should any other matters arise before the meeting or the adjournment of the meeting, however, proxies will be voted in the discretion of the persons named as proxies by the stockholder.

          As stockholders, you have the power to revoke your proxy at any time before it is voted at the meeting by submitting written notice of your revocation to the Secretary of Kennedy-Wilson, or by filing a duly executed proxy bearing a later date. Our mailing address is 9601 Wilshire Boulevard, Suite 220, Beverly Hills, CA 90210-5205. Also, your proxy will not be voted if you are present at the meeting and elect to vote the shares yourself.

                      PROPOSAL 1: AMENDMENT TO CERTIFICATE
                     OF INCORPORATION TO INCREASE AUTHORIZED
                             SHARES OF CAPITAL STOCK

PROPOSED AMENDMENT

          At the special meeting, you and your fellow stockholders will consider and take action upon our proposal to increase the authorized capital stock of the Company. We propose to increase the amount of authorized common stock from 10,000,000 shares to 50,000,000 shares and to increase the amount of authorized preferred stock from 2,000,000 shares to 5,000,000 shares. This increase in authorized capital stock would be effected by an amendment to our Certificate of Incorporation in the form set forth in Annex A to this Proxy Statement.

          As of February 17, 1999, of the 10,000,000 shares of common stock currently authorized, 6,628,323 shares were issued and outstanding. No shares of preferred stock have been issued. Of the 3,332,677 unissued, authorized shares of common stock, 1,409,280 shares were reserved for issuance upon the exercise of outstanding warrants and options (other than the options granted subject to stockholder approval at this meeting). Accordingly, on February 17, 1999 there were only 1,923,397 shares of common stock available for issuance by the Company. If Proposals 1 and 2 are approved by the stockholders, the Company will have authorized and available for issuance or sale 41,923,397 shares of common stock (excluding shares reserved for issuance upon the exercise of warrants and options) and 5,000,000 shares of preferred stock.

PURPOSE OF PROPOSED AMENDMENT

          The Board of Directors believes that the proposed increase in the authorized capital stock is in the best interest of both the Company and you. The increase will provide the Board of Directors additional flexibility to raise capital, to reserve additional shares for issuance under the Company's stock option plans and to make acquisitions through the use of stock. The Board believes that current market conditions make it appropriate for the Company to issue equity in the near future in a private or public offering, but the Company does not currently have enough authorized shares to do so. Approval of the amendment is being sought a the special meeting rather than the scheduled annual meeting because the Company anticipates that it may want to issue newly authorized shares in an equity offering before the time fixed for the annual meeting.

EFFECT OF  PROPOSED AMENDMENT

          The authorization of additional shares of common and preferred stock will not affect the terms of the common stock or the rights of the holder of the shares of common stock under the Company's Certificate of Incorporation. Should additional shares be issued, Colony Investors III, L.P., a Delaware limited partnership, which currently owns 10% of the outstanding issued shares of the Company, has the right to purchase additional shares to maintain their 10% shareholder status. No other stockholders, however, have preemptive rights with respect to newly issued shares of common and preferred stock. Thus, should the Board decide to issue additional shares of common stock or shares of preferred stock, such issuance would have a dilutive effect on the shareholdings of such stockholders.

          Although the purpose of seeking an increase in the number of authorized capital stock is not intended for anti-takeover purposes, the SEC rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. In our case, provisions that require disclosure under our Certificate of Incorporation include: (i) a classified Board of Directors with staggered terms, (ii) Board authority to issue one or more series of preferred stock up to a maximum of 2 million shares or, if the amendment passes, a maximum of 5 million shares, (iii) a special meeting of stockholders may only be called by the Board of Directors, or a committee specially designated by the Board,
(iv) certain business combination transactions require a greater than majority of stockholder approval, (v) members of the Board of Directors can only be removed for cause, (vi) amendments to certain articles of the Certificate of Incorporation may require, under certain circumstances, a greater than majority stockholder approval and (vii) amendment of the bylaws may require, under certain circumstances, greater than majority stockholder approval.


CERTIFICATE OF INCORPORATION

          The amendment would take effect on the date of filing of a certificate of amendment to our Certificate of Incorporation with the Delaware Secretary of State. The Board of Directors has authorized and approved the amendment and the proposed change to the Company's Certificate of Incorporation. If approved by the holders of a majority of the outstanding common stock, the amendment to the Company's Certificate of Incorporation would be filed immediately following the meeting, unless we subsequently determine that the amendment is not in the best interests of you and the Company.

RECOMMENDATION OF THE BOARD

          The Board of Directors recommends a vote FOR approval of the proposed amendment. The approval of the amendment requires the affirmative vote of a majority of the outstanding shares of the Company's common stock. Management stockholders and other persons named in the Security Ownership of Certain Beneficial Owners and Management table on page 14 owning, collectively more than 50% of the outstanding common stock and have indicated that they intend to vote in favor of the amendment, thereby assuring stockholder approval. Nonetheless, stockholder participation at the special meeting, in person or by representation, is encouraged.

                     PROPOSAL 2: AMENDMENT TO THE COMPANY'S
                         1992 INCENTIVE AND NONSTATUTORY
                                STOCK OPTION PLAN

PROPOSED AMENDMENTS

          At the special meeting, you and your fellow shareholders will consider and act upon the two amendments to the Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan"). The first would amend Section 17(a) of the plan to add the phrase "unless such amendment is approved by a majority of the outstanding common shares, present in person or represented by proxy at a meeting of stockholders at which a quorum is present" at the end of Section 17(a) to make clear that the Board of Directors can make, with the approval of shareholders, certain amendments, including an increase in the number of shares which can be sold under the Plan. A copy of Section 17(a) is attached as Annex
B. The second would amend Section 4 of the Plan to increase the number of shares of common stock that the Company may issue under the Plan from 1,080,000 to 1,700,000.


          On February __, 1999 the Board of Directors, acting on the unanimous recommendation of the Compensation Committee, approved, subject to shareholder approval these two amendments and directed that they be submitted to the Company's stockholders for their approval. The Plan became effective when it was approved by the Company's stockholders at the Annual meeting on March 29, 1992.


          If this proposal is approved by the stockholders, the Company intends to register under the Securities Act the additional shares that it may issue under the Plan.


PURPOSE OF THE AMENDMENTS

          The Board of Directors believes that the Plan has been helpful in attracting and retaining the best available people for positions of substantial responsibility, and providing key employees and consultants with an additional incentive to contribute to the success of the Company and its affiliates. Therefore, the Board of Directors desires to continue the Plan. As of February 17, 1999, options to purchase 1,382,400 of the Company's common stock were outstanding or approved to be granted under the Plan at exercise prices of $.95 to $8.33 per share. Of these, options to purchase 302,400 shares are in excess of the number of shares now authorized under the Plan and the Company has conditioned the grant of such options on shareholder approval of this Proposal
2. The Board of Directors believes that shareholder approval of this Proposal will enable the Company to continue to grant options under the Plan to key employees and consultants at levels that the Company has determined appropriate. The market value of the underlying securities was valued at $_____ per share, as of February __, 1999.

          Section 17 of the Plan does not expressly provide that certain Plan amendments, including an increase in the maximum aggregate number of shares which may be optioned and sold under the Plan, may be effected by the Board of Directors subject to the approval of the Company's shareholders. The Board of Directors desires to clarify that it is able to make such amendments subject to such approval of the Company's shareholders.


SUMMARY OF THE PLAN

          The following summarizes the material features of the Plan, as proposed to be amended. A copy of the Plan, as so amended, will be made available to any stockholder of the Company requesting a copy in writing. You should read the Plan for a full statement of its legal terms and conditions.


General

          The Plan is administered by the Compensation Committee. All key employees, including officers and other key employees who are also directors of, or consultants to, the Company are eligible to participate in the Plan. The Compensation Committee determines which persons shall be granted options, the extent of such grants and their terms and conditions. All employees and consultants are eligible to receive options grants under the plan.

          The Company has the option of granting either incentive stock options ("ISOs") or options which are not intended to qualify as incentive stock options ("NQOs"), except that ISOs may only be granted to employees of the Company. No options may be granted under the Plan after May 11, 2002.

          The exercise price for shares under options granted under the Plan must be at least equal to the fair market value per share of common stock at the time they are granted. The exercise price under options granted to a stockholder who owns greater than 10% of the Company must be at least 110% of the fair market value per share of the common stock at the time they are granted. The exercise price for options granted must be paid at the time of exercise in cash or by certified bank check or, in certain circumstances, with previously acquired shares of common stock.

          The aggregate fair market value, as determined as of the date of the grant, of the shares of common stock for which ISOs are granted to any optionee under the Plan which are exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

          Options granted under the Plan become exercisable on the dates the Compensation Committee determines for each individual option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise (a "Change in Control"), unless the Compensation Committee arranges for the optionee to receive new options covering shares of the Company purchasing or acquiring the assets or stock of the Company, in substitution of the options granted under the Plan. The Plan and any unexercised options shall terminate and cease to be effective upon any such Change in Control. The Compensation Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exerciseability of options granted under the Plan. ISOs expire no later than five years from the date of the grant. NQOs expire no later than ten years from the date of grant.

          Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. Unexercised options generally lapse upon the earlier of the option expiration date or 90 days after termination of employment other than by reason of disability or death, and in the case of death or disability, upon the earlier of the option expiration date or one year after the date of death.

          The Plan provides for antidilution adjustments which are applicable in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if the Committee determines, on the advice of counsel to the Company, that the adjustment may result in the receipt of federally taxable income due optionees or the holders of common stock or other classes of the Company's securities. The Company did make antidilution adjustments in connection with the 20% stock dividend effectuated October 27, 1997, the 200% stock dividend effectuated April 10, 1998, and the 50% stock dividend effectuated December 15, 1998.

          The Plan  provides  that the  Board  may  amend  the Plan at any time;
provided, however, that no amendment can operate to affect adversely an optionee's rights under the Plan with respect to any option granted prior to the adoption of such amendment, except with the written consent of the optionee or as may be necessary to comply with any applicable law. Additionally, any amendment which would increase the maximum number of shares issuable, such as this proposed amendment, change the classes of eligible persons or require stockholder approval under any applicable law, rule or regulation, is subject to stockholder approval.


FEDERAL INCOME TAX CONSEQUENCES

          The following is a brief summary of certain significant United States Federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date of this summary, applicable to the Company and optionees, in connection with the grant and exercise of options under the Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes. References to the "Company" in this summary of tax consequences shall mean the Company or the affiliate of the Company that employs the optionee, as the case may be.


          The grant of options under the Plan will not result in taxable income to optionees or an income tax deduction for the Company. However, the transfer of common stock to optionees upon exercise of their options may or may not give rise to taxable income to such optionees and tax deductions for the Company, depending upon whether the options are ISOs or NQOs.


          The exercise of a NQO generally results in immediate recognition of taxable ordinary income by the NQO holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of common stock received upon exercise of an option, on the date of such exercise, exceeds the aggregate option price. Any appreciation or depreciation in the fair market value of such shares after the date of such exercise will generally result in a capital gain or loss to the NQO holder at the time a taxable disposition of such shares occurs.


          In general, the exercise of an ISO is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company at any time unless the ISO holder disposes of the common stock purchased thereby within two years of the date such ISO was granted or one year of the date of such exercise (a "Disqualifying Disposition"). If these holding period requirements are satisfied, and if the ISO holder has been an employee of the Company at all times from the date of grant of the ISO to the day three months before such exercise (or twelve months in the case of termination of employment due to disability), then such ISO holder will recognize any gain or loss upon disposition of such shares as capital gain or loss. However, if the ISO holder makes a Disqualifying Disposition of any such shares, he or she will generally be obligated to report as taxable ordinary income for the year in which such disposition occurred the excess, with certain adjustments, of the fair market value of the underlying common stock on the date the ISO was exercised over the option price paid. The Company would be entitled to a tax deduction in the same amount so reported by the ISO holder. Any additional gain realized by such ISO holder on such a Disqualifying Disposition of such shares would be capital gain. If the total amount realized in a Disqualifying Disposition is less than the exercise price of the ISO, the difference would be a capital loss for the ISO holder.


          Upon surrender of a NQO or ISO for cash, in the event of a Change in Control, the amount of cash that the optionee receives is immediately taxable to him or her as ordinary income and deductible by the Company.


          Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the Chief Executive Officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the Company's taxable year.


          Under certain circumstances, accelerated vesting or exercise of options granted to an optionee under the Plan in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the optionee would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.


FUTURE PLAN AWARDS

          As described above, the amendment (i) increases the number of shares of common stock available for grant under the Plan and (ii) clarifies certain Plan amendments may be made subject to stockholder approval. Reference is made to the Plan Benefits Table, Summary Compensation Table and Stock Option Tables on pages 9, 10, and 12 to assess the level of awards made under the Plan.


PLAN BENEFITS

          The following table illustrates the options to purchase shares of the Company's common stock that have been granted subject to stockholder approval of the increase in the number of shares reserved under the 1992 Plan provided in this proxy statement. These options become exercisable over a three year period after the date of their grant, one-third each year, or over a five year period one-fifth each year and expire on the fifth anniversary of their grant subject to earlier termination as provided in the Plan. The exercise price is the market value of the common stock on the date of the grant, which in the case of these options ranges from $7.83 to $8.33.


                          Benefits Subject to Approval
                          ----------------------------

                                            Number of Shares
                                               Underlying
                  Name                      Options Granted
                  ----                      ---------------

            Barry Schlesinger                   169,900
            Chairman, Kennedy-Wilson
            Properties, Ltd.

            Non Executive                       132,500
            Officer Employees
            as a Group


REQUIRED VOTE

          The Board of Directors recommend a vote FOR approval of the proposed amendment. The approval of the amendment requires the affirmative vote of a majority of the outstanding common shares, present in person or represented by proxy at the special meeting. Management stockholders of the Company own more than 50% of the outstanding common stock and have indicated that they intend to vote in favor of the amendment, thereby assuring stockholder approval. Nonetheless, stockholder participation at the meeting, in person or by representation, is encouraged.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

          The following table sets forth the total compensation paid or accrued by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during fiscal 1998 (the "Named Executive Officers") for services rendered during each of the last three fiscal years.

                                             SUMMARY OF COMPENSATION TABLE

                                                                                     Number of
                                                                                     Securities
                                                                Other Annual         Underlying
Name and Position        Year          Salary        Bonus      Compensation<F1>     Options <F2>
-----------------        ----          ------        -----       ------------        -------

William J. McMorrow      1998         $300,000     $2,219,222      $501,844           37,500
Chairman of the Board    1997          300,000      1,270,754       120,607           90,000
CEO                      1996          300,000        450,000             0                0

Lewis A. Halpert         1998          150,000       623,805        101,133                0
Executive Managing       1997          150,000       396,800         31,083           45,000
Director                 1996          125,000       325,000              0                0

Richard Mandel           1998          235,000       315,318        116,064           37,500
Managing Director        1997          225,000       284,267         35,917          243,000
                         1996          188,000       100,000         89,000           54,000

B. Schlesinger <F3>      1998          169,231       270,000              0           75,000
Chairman                 1997
Kennedy-Wilson           1996
Properties, Ltd


Freeman A. Lyle          1998          161,625       140,000        60,325            45,000
Executive V.P., Chief    1997          150,000       100,000        15,020                 0
Financial Officer and    1996           94,000        37,500             0            54,000
Secretary

<F1>  Other  Annual  Compensation   includes,   among  other  things,   deferred
compensation contributions and car allowance contributions. In 1996, this included a foreign cost of living and housing allowance for Mr. Mandel while based in Hong Kong and Tokyo. For the years 1996 and 1997 Other annual Compensation excluded compensation in the form of other personal benefits, for each of the named officers other than R. Mandel, that did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for each year.

<F2>  Adjusted for 200% stock dividend  effectuated April 10, 1998,  and  a  50%
stock dividend effectuated December 15, 1998.

<F3> Mr.  Schlesinger is employed by KW-A, LLC. A Services  Agreement between the
Company and KW-A, LLC requires the Company to pay to KW-A, LLC amounts due Mr. Schlesinger under his employment contract with KW-A , LLC. Mr. Schlesinger joined the Company when the Company acquired Heitman Properties in July, 1998.

EMPLOYMENT AGREEMENTS

     Mr. McMorrow's employment agreement with the Company provides for a base salary of 300,000 per annum, plus an advance of $100,000, payable against a bonus of up to 20% of "profits" between $3,000,000 and $35,000,000. "Profits" is defined as pre-tax, pre-reserves and prior to payment of bonuses to other employees and Company contributions to the Deferred Compensation Plan. Mr. Halpert's employment contract provides for a base salary of $150,000 per annum, plus a non-repayable advance of $150,000 payable against his annual incentive bonus of 15% to 25% of net profits allocated to the residential property and notes divisions in 1999. Under the terms of Mr. Mandel's agreement with the Company, he receives a base salary of $250,000 plus an incentive bonus of 12 1/2 to 20% of the net profits allocated to the commercial brokerage division in 1999. Mr. Lyle's employment agreement provides for a base salary of $180,000 plus a bonus, determined by the Company at its sole and absolute discretion, of up to 100% of his base salary. Unless terminated earlier, all employment agreements discussed in this paragraph terminate on December 31, 1999 with the exception of Mr. Lyle's, which terminates on March 31, 1999.

     Mr. Schlesinger has an employment agreement with KW-A, LLC through December 31, 2000. KW-A, LLC is a limited liability company whose members are Mr. Schlesinger, and Terry Wachsner, David Latvaaho, Larry Beasley and Jerome
Powalish, each of whom are employees of KW-A, LLC and provide management services to the Company. Mr. Schlesinger's employment contract provides for an annual base salary of $400,000 plus (i) an annual incentive bonus of 7.06% of the first $1,700,000 of net profits of Kennedy-Wilson Properties, Ltd. in excess of $3,333,000 and a discretionary bonus in respect of the net profits of Kennedy-Wilson Properties, Ltd. in excess of $5,033,000 and (ii) an "add-on bonus" in 1999 of $270,000. Pursuant to the terms of a Services Agreement, the Company and Kennedy-Wilson Properties, Ltd. have agreed to pay KW-A, LLC an amount equal to all sums payable to Mr. Schlesinger under the terms of his employment agreement. In return, KW-A, LLC is obligated to furnish the Company with management executive services.

          In addition to compensation as noted above, each contract sets forth the employee services provided to the Company; benefits and expense reimbursements, if applicable, provided to the employee; a non-competition covenant and confidentiality agreement; and grounds for termination. None of the contracts provide for any severance, change-in-control or related payments upon termination of the agreement, except for Mr. McMorrow's. Mr. McMorrow's employment agreement provides for a severance payment equal to two times his annual compensation as determined by the arithmetic average of his salary and bonus for the prior three years in the event his agreement is not renewed or terminated due to a change in control of the Company.

DEFERRED COMPENSATION PLAN

          In 1997, the Company established a nonqualified deferred compensation plan to provide specific benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. Under such plan, participants are able to defer up to 100% of their annual total compensation, consisting of salary and bonus. The Company is authorized to make discretionary matching contributions under certain circumstances pursuant to the terms of the plan. In 1998, the Company contributed $1,078,963, including the amounts disclosed in the Summary Compensation Table, as applicable, for the named executive officers in the column labeled Other Annual Compensation.

STOCK OPTIONS

          The following table provides information with respect to stock option grants made to each of the Named Executive Officers in the Summary of Compensation Table for fiscal 1998.

                                                STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                          Percentage
                             Number of    of Total
                            Securities     options                                      Potential Realizable Value
                            Underlying    Granted to   Exercise                          of Assumed Annual Rates of
                             Options      Employees    Price Per  Expiration             Stock Price Appreciation
Name                         Granted       in 1998      Share        Date                   of Option Terms
----                         -------         ----       -----        ----                   ---------------
                                                                                          5%          10%

W. McMorrow                  37,500         9.52      $7.00       4/27/03                 75,524      160,259
F. Lyle                      45,000        11.42       3.67       1/20/03                 45,628      100,826
R. Mandel                    37,500         9.52       7.00       4/27/03                 72,524      160,259
B. Schlesinger               75,000        19.04       8.33      12/15/03                192,541      431,724
L. Halpert                        0            0          0           N/A                      0            0

The following table furnishes information with respect to stock options held by the same group of Named Executive Officers.

                                               AGGREGATED OPTION EXERCISES IN 1998
                                                       AND 1998 OPTION VALUES


                                                      Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                                                            Options               In the-Money Options
                                                      on December 31, 1998        on December 31, 1998
                            Shares
                           Acquired      Value
    Name                  on Exercise   Realized   Exercisable Unexercisable  Exercisable  Unexercisable
    ----                  -----------   --------   ----------- -------------  -----------  -------------
W. McMorrow                      0           $0      30,000       97,500       $98,340     $196,680
F. Lyle                     18,000      155,610      24,000       48,000        96,741      201,195
R. Mandel                   18,000       59,994     135,000      217,500     1,330,128    3,602,808
B. Schlesinger                   0            0           0            0             0            0
L. Halpert                       0            0      15,000       30,000        49,170       98,400


LONG TERM INCENTIVE AND PENSION PLANS

          The Company does not currently have, and has never had, long term incentive or pension plans.


DIRECTOR COMPENSATION

          Each of our directors who is not an employee receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, we maintain a Non-Employee Director Stock Option Plan, which is designed to provide non-employee directors with the opportunity to obtain equity ownership interest in the Company through the exercise of stock options. Our executive officers who also are directors receive no additional compensation for services as members of the Board of Directors or any Board Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee of the Board of Directors during the last fiscal year was comprised of Kent Mouton and Donald Prell. No member of the Compensation Committee of the Board of Directors was, or currently is, an officer or employee of the Company or any of its subsidiaries.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth as of February 17, 1999 the total number of shares of the Company's common stock beneficially owned and the percentage of the outstanding shares so owned by each beneficial owner known to the Company of more than five percent (5%) of the outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and officers as a group. Except as otherwise indicated in the notes following the table, the stockholders listed in the table are the beneficial owner of such shares with sole voting and investment power over such shares. Shares subject to options exercisable within 60 days are treated as outstanding when determining the amount and percentage beneficially owned by a person or entity.

                                             Number                               Percent
                                           of Shares                                 of
      Name                             Beneficially Owned                          Class
      ----                             ------------------                          -----
William J. McMorrow                       1,521,821<F1>                            20.80%
Lewis A. Halpert                          1,384,047<F2>                            18.92
Richard A. Mandel                           219,500<F3>                             2.75
Freeman A. Lyle                             131,493<F4>                             1.80
Donald B. Prell                              14,580<F5>                                *
Kent Y. Mouton                               14,040<F5>                                *
Barry Schlesinger                            17,499<F6>                                *
Thomas Barrack                              858,166<F7>                            11.73
Executive Officers                        4,143,146                                56.63
and Directors
Kenneth V. Stevens                          766,200                                11.56
Colony Investors III, L.P.                  858,166<F7>                             9.99
Fidelity Management                         400,000<F8>                             5.47
& Research Company

*  Less than one percent

** Except as otherwise indicated in the following notes, the address for each individual, company, or named group is in care of Kennedy-Wilson, Inc., 9601
Wilshire Blvd., Suite 220, Beverly Hills, CA 90210-5205.

<F1> Includes  approximately 4190 shares held for Mr. McMorrow's account as well as approximately 275 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership, and 42,500 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

<F2> Includes  approximately  1368 shares held for Mr. Halpert's  account in the
Company's 401(k) Profit Sharing Plan and Trust, and 15,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

<F3>  Includes  beneficial  ownership  of 183,500  shares  which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

<F4>  Includes  beneficial  ownership  of 33,000  shares  which may be  acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

<F5>  Includes  beneficial  ownership  of 14,040  shares  which may be  acquired
pursuant  to  exercise  of   outstanding   stock   options  that  are  presently
exercisable.

<F6>  Includes  beneficial  ownership  of 17,499  shares  which may be  acquired
pursuant  to  exercise  of   outstanding   stock   options  that  are  presently
exercisable.

<F7> As reported in Schedule 13D, dated July 24, 1998, filed with the Securities and Exchange Commission, Colony Investors III, L.P., a Delaware limited partnership ("Colony Investors"), holds of record 666,127 shares of common stock and warrant to acquire 198,039 shares of common stock that is now exercisable.
The sole general partner of Colony  Investors is Colony GP III, Inc., a Delaware
Corporation  ("GP").  Mr.  Barrack  holds a 60% interest in GP. Mr.  Barrack and
Colony investors have shared voting and investment power with respect to such shares. The mailing address of Colony Investors and Thomas Barrack, as indicated in Schedule 13D, is 1999 Avenue of the Stars, Suite 1200, Los Angeles, CA 90067.

<F8> As  reported in Schedule  13G,  dated  February  12,  1999,  filed with the
Securities and Exchange Commission. The mailing address of Fidelity Management &
Research Company, as indicated in schedule 13G, is 82 Devonshire Street, Boston,
Massachusetts 02109-3614.



                              SHAREHOLDER PROPOSALS

          Any eligible stockholder of Kennedy-Wilson wishing to have a proposal considered for inclusion in Kennedy-Wilson's 1999 proxy solicitation materials for the 1999 annual meeting must have provided such proposal in writing to the Secretary of Kennedy-Wilson on or before December 11, 1998. The Board of
Director of Kennedy-Wilson would have then reviewed such proposals and determined whether they would have been included in its 1999 proxy solicitation material. Generally, a stockholder is eligible to submit a proposal for consideration at a meeting of stockholders if, at the time of the submission of the proposal, he or she has been for at least one year the record or beneficial owner of at least 1% or $2,000.00 in market value of securities entitled to be voted on the proposal at the meeting, and he or she retains such securities through the date on which the next meeting is held.

                                APPRAISAL RIGHTS

          Under the Certificate of Incorporation and relevant section of the Delaware State Corporations Code, holders of the Company's common stock are not entitled to appraisal rights in connection with the proposed amendments.

                                                                        ANNEX A


                              FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION


Section 1 of Article V of the Certificate of Incorporation of Kennedy-Wilson, Inc. presently reads as follows:


     SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock;" the total number of shares of all classes of stock that the Corporation shall have authority to issue is Twelve Million (12,000,000) shares consisting of Ten Million (10,000,000) shares of Common Stock, par value $.01 per share, and Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

          Following   approval  of  the  proposed   amendment  to  increase  the
authorized Common Stock, $.01 par value, Section 1 of Article V of the certificate of Incorporation will be amended to read as follows:


     SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock;" the total number of shares of all classes of stock that the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares consisting of Fifty Million (50,000,000) shares of Common Stock, par value $.01 per share, and Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share.

                                                                         ANNEX B

                       FORM OF AMENDMENT TO SECTION 17(a)
                     OF THE 1992 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN


     Section 17(a) of the 1992 Incentive and Nonstatutory Stock Option Plan currently reads:

     17.  AMENDMENT OR TERMINATION OF THE PLAN

     (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall operate to (i) affect adversely and Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan, (iii) change the manner of determining the option exercise price, (iv) change the classes of persons eligible to receive Options under the Plan, or (v) extend the maximum duration of the Option or the Plan.

     Following shareholder approval of the proposed amendment, Section 17(a) of the 1992 Incentive and Nonstatutory Stock Option Plan will read:

     17.  AMENDMENT OR TERMINATION OF THE PLAN

     (a) The Board may amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that no such amendment shall operate to (i) affect adversely an Optionee's rights under this Plan with respect to any Option granted hereunder prior to the adoption of such amendment, except as may be necessary, in the judgment of counsel to the Company, to comply with any applicable law, (ii) increase the maximum aggregate number of shares which may be optioned and sold under the Plan, (iii) change the manner of determining the option exercise price, (iv) change the classes of persons eligible to receive Options under the Plan, or (v) extend the maximum duration of the Option or the Plan unless such amendment is approved by a majority of the outstanding common shares, present in person or represented by proxy at a meeting of stockholders at which a quorum is present.

PROXY

                              KENNEDY-WILSON, INC.
                               9601 WILSHIRE BLVD.
                                    SUITE 220
                          BEVERLY HILLS, CA 90210-5205



       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 25, 1999
                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF KENNEDY-WILSON, INC.

          The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Kennedy-Wilson, Inc. held of record by the undersigned on the close of business February 19, 1999 at the Special Meeting of Shareholders to be held on March 25, 1999 in our Beverly Hills Board Room, located at 9601 Wilshire Blvd., Suite 220, Beverly Hills, CA 90210, and any postponements or adjournments thereof.

          PLEASE  DATE,  SIGN ON  REVERSE  SIDE AND  RETURN IN THE  ACCOMPANYING
ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR PROPOSALS 1 AND 2 AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN
ITEM 3.


                           (continued on reverse side)

                           PLEASE FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 10,000,000 SHARES TO 50,000,000 SHARES AND TO INCREASE THE PREFERRED STOCK FROM 2,000,000 TO 5,000,000 SHARES.

         [  ]     FOR      [  ]   AGAINST   [  ]   ABSTAIN

2. PROPOSAL TO AMEND THE COMPANY'S 1992 INCENTIVE AND NONSTATUTORY STCOK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE FROM 1,080,000 SHARES TO 1,700,000 SHARES AND TO AMEND SECTION 17(a) OF THE PLAN TO MAKE CLEAR THAT THE BOARD OF DIRECTORS CAN MAKE, WITH THE APPROVAL OF STOCKHOLDERS, CERTAIN AMENDMENTS, INCLUDING AN INCREASE IN THE NUMBER OF SHARES WHICH CAN BE SOLD UNDER THE PLAN.

         [  ]     FOR      [  ]   AGAINST   [  ]   ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         [  ]     FOR      [  ]   AGAINST   [  ]   ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or applicable entity name by authorized person.

___________________________________          Dated:  ________________, 1999

___________________________________          Dated:  ________________, 1999

Signature(s) in Box
(If there are co-owners, both must sign)

THE SIGNATURE(S) SHOULD BE EXACTLY AS THE NAME(S) APPEAR PRINTED TO THE LEFT. IF A CORPORATION, PLEASE SIGN THE CORPORATION NAME IN FULL BY A DULY AUTHORIZED OFFICER AND INDICATE THE OFFICE OF THE SIGNOR. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, FIDUCIARY, ATTORNEY, TRUSTEE OR GUARDIAN, OR AS CUSTODIAN FOR A MINOR, PLEASE GIVE FULL TITLE AS SUCH. IF A PARTNERSHIP, SIGN IN THE PARTNERSHIP NAME.